                                                                                                      EXHIBIT 21




                                                  USLICO CORPORATION
                                              SUBSIDIARIES TO REGISTRANT
                                                   December 31, 1993



COMPANY                                      % OWNED          JURISDICTION        NATURE OF BUSINESS
USLICO CORPORATION                           Parent           Virginia
- -United Services Life Insurance
 Company                                     100.0000         Virginia            Life Insurance Company
- --Bankers Security Life Insurance
  Society                                    100.0000         New York            Life Insurance Company
- --Delaware Administrators, Inc.              100.0000         Ohio                TPA-Health
- -USLICO Securities Corporation               100.0000         Delaware            Broker Dealer
- -Bankers Centennial Management Corp          100.0000         Virginia            Investment Advisor
- -IB Holdings, Inc.                           100.0000         Virginia            Holding Company
- --Northeastern Insurance Company of
  Hartford                                   100.0000         Connecticut         Reinsurance Company
- --The New Providence Insurance
  Company, Limited                           100.0000         Cayman Is.          Insurance Company
- --IB Resolution, Inc.                        100.0000         Virginia            Service Company
- ---Washington International Limited          100.0000         Hong Kong           In Liquidation
- --International Risks, Inc.                  100.0000         Delaware            Insurance Agency